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                                                                 EXHIBIT 6(i)

                                   LEASE AGREEMENT

    THIS LEASE AGREEMENT ("Lease") is entered as of the ______ day of ___________, 1997, between Residential Healthcare Properties, Inc., a Nevada corporation, ("Landlord"), and Greenbriar Corporation, a Nevada corporation ("Tenant").


                                      ARTICLE I

                            Leased Premises, Term, and Use

    Section 1.01.  Leased Premises.
    (a) Upon the terms, provisions and conditions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises reflected on the floor plans set forth in Exhibit "A" hereto in the building ("Building") located at 4265 Kellway Circle, Addison, Dallas County, Texas, herein called the "Leased Premises."

    (b) The "Rentable Area" of the Leased Premises is hereby stipulated and agreed for all purposes to be ________________ square feet, and the Rentable Area for the entire Building is hereby stipulated and agreed for all purposes to be ___________ square feet.

    Section 1.02.  Term.   Subject to the terms, provisions and conditions
hereof, this Lease shall continue in force for a term ("Term") of Three Years (36 calendar months), beginning on the _______ day of __________________________, 1997 (hereinafter called the "Commencement
Date") and ending on the _________ day of ____________________, 2002.

    Section 1.03 Use. Tenant (and its permitted assignees and subtenants, if any) will occupy and use the Leased Premises solely for general business office purposes of a lawful nature and for no other purpose.


                                      ARTICLE II

                                        Rental

    Section 2.01. Annual Rental. Tenant shall pay annual rental ("Annual Rental") as follows:

    (a) Beginning on the first day of the Term of this Lease the Annual Rental shall be $125,000.00;

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    (b)  Commencing on the first anniversary of the Term, the Annual Rental shall be $150,000.00; and

    (c) Commencing on the second anniversary of the Term, the Annual Rental shall be $175,000.000.

    Section 2.03. Parking Charge. Tenant shall, at all times during the Term, lease from Landlord parking rights for ________ cars in the covered parking area, all at the monthly rate of $_________ per ________ car entitled to park in the covered parking area ("Covered Parking Charge"). Tenant covenants and agrees to pay the Covered Parking Charge to Landlord during the Term as rental hereunder.

    Section 2.04. Payment of Rent. The term "Rent" as used herein shall mean the Annual Rental, the Parking Charge and all other amounts provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Leased Premises. The Rent shall be due and payable in advance in monthly installments on the first day of each calendar month during the Term hereof, in legal tender of the United States of America to Landlord at the address shown in Section 5.16 or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset except as otherwise expressly provided for in Sections 5.01 and 5.02. If the Term commences or ends on other than the first or last day of a calendar month, then the installment of Annual Rental and the Covered Parking Charge for such partial month shall be appropriately prorated. In no event shall Annual Rental or the monthly installments thereof be less than the amounts specified in Section 2.01.

    Section 2.05   Security Deposit.   Landlord hereby acknowledges receipt
of $_________ representing the first month's rental paid in advance, to be applied to the Rent for the first month of the Term when due, and an amount of $_________________ representing Tenant's deposit ("Security Deposit") as security for the full and faithful performance by Tenant of the terms, conditions, and covenants of this Lease which are to be performed and kept by Tenant. Landlord may apply any portion of the Security Deposit as may be necessary to cure an Event of Default (hereinafter defined) by Tenant hereunder, including (but not limited to) the failure of Tenant to pay Rent or any other charges which accrue in favor of Landlord hereunder. In the event Tenant fails to repair damages caused or occasioned by Tenant, including damages caused by the removal of fixtures allowed to be removed under Section 4.06, Landlord may apply any portion of the Security Deposit as may be necessary to make such repairs. Any remaining balance of the Security


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Deposit shall not be considered as an advance payment of Rent or a measure of
Landlord's damages in the event of default by Tenant. Landlord's deduction of the amounts owed by Tenant to Landlord from the Security Deposit shall in no event release Tenant from being in default under the terms of this Lease. Tenant shall at all times maintain the Security Deposit in the full amount set forth in this Section 2.05, and shall upon demand of Landlord deposit such additional amounts as may be necessary to replace any portion of the deposit expended by Landlord pursuant to this Section. The Security Deposit shall not accrue interest and may be place in the general operating funds of Landlord.


                                     ARTICLE III

                                 Landlord's Services

    Section 3.01.  Services to be Furnished by Landlord.

    (a) Landlord shall use all reasonable efforts to furnish, subject to the Building Rules and Regulations (hereinafter defined) and Tenant's performance of its obligations hereunder, the following services:

         (1) Air-conditioning and heating in season, during Normal Building Operating Hours (hereafter defined), at such temperatures and in such amounts as are considered by Landlord to be standard;

         (2) Hot and cold water at those points of supply provided for lavatory and drinking purposes only;

         (3) Janitor service in and about the Building and the Leased Premises five (5) days per week, and periodic window washing; however, Tenant shall pay, as additional Rent upon presentation of a statement therefor by Landlord, the additional costs attributable to the cleaning of improvements within the Leased Premises other than Building Standard (hereinafter defined) improvements;

         (4) Electricity and proper facilities to furnish sufficient electrical power during Normal Building Operating Hours for normal office machines and other machines of low electrical consumption, but not including electricity or air-conditioning required for electronic data processing equipment other than desk-top or lap-top personal computers, special lighting in excess of Building Standard, or any other item of electrical equipment which singly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase; and


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         (5)  Replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and incandescent bulb or fluorescent lamp replacement in public toilet and restroom areas and stairwells.

         (6) Such other services as Landlord and Tenant may agree upon form time to time such as copy machines, facsimile machines, postage meters, computer hardware and software, at rates and charges as the parties may agree.

    (b) Landlord shall furnish Tenant with keys to unlock the main door entering the Leased Premises and appropriate access to the building security system. Landlord shall furnish at the commencement of the Lease Term an adequate number of keys for Tenant's employees designated by Tenant has having rights to keyed access to the Leased Premises. Any additional keys will be furnished at a charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make, or permit to be made any duplicates of such keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all the keys for the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Leased Premises.

    (c) "Normal Building Operating Hours" shall be from 8:30 a.m. to 5:30 p.m. Monday through Friday, and 8:00 a.m. to 1:00 P.M. Saturday, exclusive of Sundays and "holidays." "Holidays" shall refer, without limitation, to New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other holidays as may be designated by Landlord. If the holiday occurs on Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord's discretion, be observed as a holiday.

    (d) Failure by Landlord to any extent to furnish services hereunder or cause any cessation thereof shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of


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    Rent, damages, or eviction on account thereof.

    (e) Tenant shall pay to Landlord, monthly as billed, as Additional Rent hereunder, such charges as may be separately metered or as Landlord may compute for (i) any utility services utilized by Tenant for computers, data processing equipment or other similar electrical equipment; (ii) extra lighting; (iii) air-conditioning, heating and other services in excess of that stated in Sections 3.01(a)(1) and (5) hereof; or (iv) other air-conditioning, heating and services not standard for the Building or provided at times other than Normal Building Operating Hours. Landlord may elect to estimate the charges specified to be paid by Tenant under this Section 3.01 (e) and bill such charges to Tenant monthly in advance, in which event Tenant shall pay such estimated charges and when the actual amounts of such charges are determined by Landlord an appropriate cash adjustment shall be made between Landlord and Tenant to reflect any underpayment or overpayment of such charges because of any difference between Landlord's estimate of, and the actual amount of such charges. Tenant shall pay all costs associated with providing separate utility meters to the Leased Premises. In the event separate utility meters are provided to the Leased Premises, Landlord may elect to have all charges for the utilities separately metered to the Leased Premises billed directly to the Tenant.

    Section 3.02. Repair and Maintenance by Landlord. Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises or the Building, except such repairs as may be required to the Building corridors and lobbies and structural members of the Building, and such repairs as may be deemed necessary solely by Landlord for normal maintenance operations for the Building. This Section 3.02 shall not apply in the case of damage or destruction by fire or other casualty (as to which Section 5.02 shall apply) (or damage resulting from an eminent domain taking (as to which Section 5.01 shall apply).


                                      ARTICLE IV

                                  Tenant's Covenants

    Section 4.01. Payments by Tenant. Tenant agrees to pay timely the Rent and all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided and at all times to occupy and conduct business in the Leased Premises.

    Section 4.02. Certain Taxes. Tenant shall pay all ad valorem taxes on all improvements installed in the Leased Premises that are in excess of those


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installed by Landlord from time to time as Building Standard.

    Section 4.03. Repairs by Tenant. Tenant, at its cost, shall repair or replace any damage to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees or visitors; provided if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and the cost thereof shall be payable by Tenant on demand as a part of the Rent hereunder, and failure of Tenant to pay such costs within ten (10) days shall constitute a failure to pay Rent when due and an Event of Default by Tenant hereunder.

    Section 4.04. Care of the Leased Premises. Tenant shall maintain the Leased Premises in a clean, attractive condition, and not commit or allow any waste or damage to be committed on or to any portion of the Leased Premises, and at the expiration or termination of this Lease shall deliver up to the Leased Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted.

    Section 4.05.  Assignment or Sublease.

    (a) Tenant shall not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section
    4.05 as a "Transfer") without the prior express written permission of Landlord, and any attempt to effect a Transfer without such permission of Landlord shall be void and of no effect. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's permission at least sixty (60) days in advance of the date on which Tenant desires to make a Transfer, after which Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space;
    (ii) to permit Tenant to assign or sublet such space, subject, however, to prior written approval of the proposed assignee or Subtenant by Landlord and the Rent payable hereunder shall be adjusted to the then prevailing market rent for similar building and space in the North Dallas office market including proration charges for common area maintenance, taxes and insurance; but in no event less than the Annual Rent provided in Article II hereof; or (iii) to refuse consent to Tenant's requested transfer and to continue this Lease in full force and effect as to


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    the entire Leased Premises.  If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. The Prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by operation of law.

    (b) Notwithstanding that the prior express written permission of Landlord to a Transfer may have been obtained under the provisions of
    Section 4.05(a), the following shall apply:

         (1) In the event of an assignment or sublease, Tenant shall (i) cause the assignee or Subtenant to assume expressly in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee or Subtenant shall be jointly and severally liable therefor along with Tenant; (ii) cause such assignee or Subtenant to grant Landlord an express first and prior contract lien and security interest in the same manner as the lien granted by Tenant to Landlord under Section 5.03 hereof; (iii) subordinate to Landlord's statutory lien and the aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, merchandise or other property owned by or leased to the proposed assignee or Subtenant or other party intending to occupy the Leased Premises; and (iv) agree with Landlord that in the event that the rent or other consideration due and payable by a Subtenant or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Leased Premises so transferred, then Tenant shall pay Landlord as additional rental hereunder all such excess rental and other consideration immediately upon receipt thereof by Tenant from such transferee;

         (2) A signed counterpart of all instruments, relative to a Transfer (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's written consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord);

         (3) No usage of the Leased Premises different from the usage herein provided to be made by Tenant shall be permitted, and all of the terms and provisions of this Lease shall continue to apply after


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         a Transfer; and

         (4) In any case where Landlord consents to a Transfer, Tenant will nevertheless remain directly and primarily liable for the performance of all the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons.

    (c) If Tenant is a corporation then any transfer of this Lease by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer for the purposes of this Lease. For purposes of this Section 4.05(c), the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

    (d) If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of Section 4.06(c) shall apply to each of such corporations as if such corporations alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture, or other form of association, the transfer of a majority of the ownership interests therein shall constitute a Transfer for the purposes of this Lease.

    (e) The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer. If this Lease, the Leased Premises or the Tenant's leasehold interest therein, or if any portion of the foregoing is transferred, or if the Leased Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

    Section 4.06. Alterations, Additions, Improvements. Tenant will make no alteration, change, improvement, repair, replacement or addition to the


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Leased Premises without the prior written consent of Landlord.  Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the termination or expiration of the Term; (ii) Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises and any other articles attached or affixed to the floor, wall, or ceiling of the Leased Premises is a part of the property of Landlord and shall be surrendered with the Leased Premises as part thereof at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant, prior to termination or expiration of this Lease, will remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant or installed by Landlord at Tenant's expense in the Leased Premises and will repair any damage caused by such removal.

    Section 4.07.  Compliance with Laws and Usage; Liens.   Tenant, at its
cost, shall comply with all federal, state, municipal and other laws and ordinances applicable to the Leased Premises and the business conducted therein by Tenant, and with the Building Rules and Regulations; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor to be increased (or, at Landlord's option, will pay any such increase); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the exclusive judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the value of the Building. Tenant has no authority to encumber the Building or Leased Premises with any lien, and Tenant shall not suffer or permit any such lien to exist. Should any such lien hereafter be filed, Tenant promptly shall discharge the same at its sole cost.

    Section 4.08. Access by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same; to clean; to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants; or for any other purpose deemed reasonable by Landlord; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

    Section 4.09. Landlord's Mortgagee. Tenant agrees with Landlord and with the mortgagee of any mortgage or the beneficiary of any deed of trust now or hereafter constituting a lien on the Building or the Leased Premises ("Landlord's Mortgagee") that any Landlord's Mortgagee shall have the right at


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any time to elect, by notice in writing given to Tenant, to make this Lease superior to the lien of such mortgage or deed of trust and upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to the mortgage or deed of trust in respect to which such notice is given; and at the request of Landlord's Mortgagee, Tenant shall execute a recordable instrument establishing this Lease as superior to such lien; or Landlord's Mortgagee may, by like notice, make this Lease subordinate to such mortgage or deed of trust. If Landlord's Mortgagee shall elect to make this Lease subordinate to such mortgage or deed of trust, the same shall be self-operative and no further certificate or instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by Landlord's Mortgagee of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in terms or other provisions of such Lease provided, however, that such successor in interest shall not be
(i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord; or
(iii) bound by any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

    Section 4.10. Estoppel Certificate. At Landlord's request from time to time, Tenant will execute promptly, without further consideration, an estoppel certificate addressed to Landlord's Mortgagee or to such party as Landlord may designate certifying to such notice provisions and other matters as Landlord's Mortgagee or as the other party designated by Landlord may reasonably request. At Landlord's request from time to time, Tenant will execute promptly, without further consideration, a certificate stating the commencement and expiration dates of the Term, the rental then payable hereunder, that there are not defaults on the part of Landlord or claims against Landlord hereunder (or if there are any, stating the same with particularity), and such other information pertaining to this Lease as Landlord may reasonably request, addressed to such party as Landlord may designate. Tenant hereby irrevocably appoints Landlord Tenant's true and lawful attorney-in-fact to deliver such certificate on behalf of Tenant should Tenant


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refuse or fail to deliver any estoppel certificate when required to do so by
Landlord and such certificate shall be binding on Tenant as if and to the same extent as if executed by Tenant.


                                      ARTICLE V

                                   Mutual Covenants

    Section 5.01. Condemnation, Loss or Damage. If the Leased Premises, Building, or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the Building or Leased Premises, in the opinion of Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of either party, forthwith cease and terminate, and all proceeds from any taking or condemnation of the Building and the Leased Premises shall belong to and be paid to Landlord. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in Section 5.02, and Annual Rental hereunder shall be abated to the extent the Leased Premises are rendered untenantable during the period of repair and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises taken and remaining.


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    Section 5.02.  Fire or Other Casualty; Certain Repairs.

    (a) In the event of a fire or other casualty in the Leased Premises, Tenant immediately shall give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part in the opinion of Landlord, the Annual Rental provided for herein shall abate as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are tenantable as determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with reasonable diligence. If such destruction results in the Lease Premises being untenantable in substantial part for a period reasonably estimated by Landlord to be six (6) months or longer after Landlord's insurance settlement, or in the event of total or substantial damage or destruction of the Building where Landlord decides not to rebuild, then all Rent owed up to the date of such damage or destruction shall be paid by Tenant and this Lease shall terminate upon notice thereof to Tenant. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 5.02 within sixty (60) days after such damage or destruction.

    (b) Should Landlord elect to effect any repairs under Sections 5.01 or 5.02(a), Landlord shall be obligated only to restore or rebuild the Leased Premises to a Building Standard condition, and then only to the extent that insurance proceeds are actually available to Landlord therefore. In the event the Annual Rental or any portion of the Annual Rental is abated under Sections 5.01 or 5.02(a), the expiration date of the Term specified in Section 1.02 shall be extended for the period of such abatement. As used herein, "Building Standard" shall refer to those services, those items of finish material, and the level of work generally furnished by Landlord through the Building.

    5.03. Security Interest. In consideration for the mutual benefits arising under this Lease, and as security for Tenant's performance of all its obligations under this Lease, Tenant hereby grants to Landlord a lien and security interest in and on all property of Tenant now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. The provisions of this Section 5.03 shall constitute a security agreement under the Texas Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of

Tenant now or hereafter placed in or on the Leased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises by Tenant. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded to a secured party under the Texas Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative to the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Promptly upon request, and without further consideration, Tenant agrees to execute as debtor such additional financing statement or statements as Landlord may now or hereafter reasonably request in order that Landlord's security interests may be protected pursuant to the Texas Uniform Commercial Code.

    5.04. Holding Over. If Tenant should remain in possession of the Leased Premises after the termination or expiration of the Term without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease, except that the daily Rent shall be twice the per day Rent in effect immediately prior to such expiration or termination, but such holding over shall not extend the Term.

    5.05. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the building and property referred to herein, and upon any such transfer or assignment, no further liability or obligation shall accrue against thereafter Landlord hereunder.

    5.06. Recourse Limitation. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any other action not involving the liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Building.

    5.07. Control of Common Areas and Parking Facilities by Landlord. All automobile parking areas including (without limitation), driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walk-ways, ramps, landscaped areas, stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to the exclusive control and management of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations (herein called the "Building Rules and Regulations") with respect to all facilities and areas mentioned in this Section; the initial Building Rules and Regulations are set out in Exhibit "B" hereto and are of equal dignity herewith.

    5.08.  Default by Tenant.

    (a) Each of the following occurrences relative to Tenant shall constitute an "Event of Default":

         (1) Failure or refusal of Tenant to make the timely payment of any Rent payable under this Lease when and as the same shall become due and payable;

         (2) The abandonment or vacating of the Leased Premises or any significant portion thereof;

         (3) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Tenant or any guarantor of Tenant obligations hereunder; or petition or answer seeking relief under any provisions of the Bankruptcy act; or as assignment for the benefit of creditors or composition; or a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor of Tenant;

         (4) Failure by Tenant in the performance of or compliance with any of the agreements, terms, covenants or conditions provided in this Lease, other than those referred to in (1), (2) or (3) above for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default; or

         (5) The occurrence of any other event herein provided to be an Event of Default.

    (b) This Lease and the Term and estate hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at its option and without further written notice to Tenant, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

         (1) Terminate this Lease, in which event Tenant shall surrender immediately possession of the Leased Premises to Landlord;

         (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom with or without having terminated the Lease; and

         (3) Apply all or any portion of the Security Deposit to cure such Event of Default; and

         (4)  Alter locks and other security devices at the Leased Premises.

    (c) Exercise by Landlord of any one or more remedies shall not constitute an acceptance of surrender of the Leased Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

    (d) If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of all Rent and other indebtedness accrued hereunder to the date of such termination, the amounts stated in
    Section 5.08(f) hereof, plus, as liquidated damages, an amount equal to the then present value of the Rent and all other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of the term measured from the date of such termination to the date of expiration stated in Section 1.02, less the then present fair market rental value of the Leased Premises for such period; because of the difficulty of ascertaining the fair market rental value of the Leased Premises and the costs and time associated with reletting the Leased Premises, the Landlord and Tenant stipulate that such fair market rental value shall in no event be deemed to exceed seventy-five percent (75%) of the then present value of the Rent reserved for such period.

    (e) If Landlord repossesses the Leased Premises without terminating the Lease, then Tenant shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent and other sums required to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided below); re-entry by Landlord will not affect the obligations of Tenant for the unexpired Term. Tenant shall not be entitled to any excess of any Rent obtained by reletting over the Rent herein reserved. Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

    (f) In case of an Event of Default, to the extent the same were not paid or deducted, as appropriate, under Section 5.08(d) or (e), Tenant shall also pay to Landlord: (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises;
    (ii) the cost of removing and storing Tenant's or any other occupant's property; (iii) and the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees and court costs.

    (g) Upon termination or repossession of the Leased Premises for an Event of Default, Landlord shall not be obligated to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting, but Landlord shall have the option to relet or attempt to relet. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

    (h) If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder, Landlord, without obligation to do so and without thereby waiving such failure or, default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and Tenant shall pay upon demand all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action, plus interest thereon at the highest rate of interest permitted by law.

    5.09. Right to Relocate. Notwithstanding anything herein to the contrary, Landlord shall in all cases retain the right and power to relocate Tenant within the building in space which is comparable in size and location and suited to Tenant's use, such right and power to be exercised reasonably and such relocation to be made at Landlord's sole cost and expense. Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection with or occasioned by such relocation. Landlord's reasonable exercise of such right and power shall include, but, shall in no way be limited to, a relocation to consolidate the rentable area occupied in order to provide

Landlord services more efficiently, or a relocation to provide contiguous vacant space for a prospective tenant.

    5.10. Non-Waiver. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

    5.11. Independent Obligations. The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any Rent and other sums provided hereunder to be paid Landlord by Tenant.

    5.12. Time of Essence. In all instances where any act is required at a particular indicated time or within a period, it is understood and stipulated that time is of the essence.

    5.13. Remedies Cumulative. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

    5.14.  Insurance, Subrogation, Liability, Indemnity, and Waiver.
    (a) Tenant shall maintain at its sole expense fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement (where applicable), on all of its personal property, including removable trade fixtures, located in the Leased Premises and on non-Building Standard leasehold improvements and all additions and improvements made by Tenant.

    (b) Tenant, at its sole expense, shall maintain in effect at all times comprehensive general liability insurance, including contractual liability coverage, naming Landlord as an additional insured, issued by and binding upon some solvent insurance company authorized to do business in Texas and satisfactory to Landlord, with bodily injury limits of not less than $1,000,000 for each occurrence and $5,000,000 in the aggregate and property damage liability limits of not less than $500,000 for each occurrence and $1,000,000 in the aggregate. Tenant shall provide to Landlord (i) copies of such insurance policies prior to the Commencement Date of the Term, (ii) certificate of renewal at least thirty (30) days prior to the expiration date of any such policies, and
    (iii) copies of new policies at least thirty (30) days prior to terminating, or changing insurance companies for, any such policies.

    (c) Anything herein to the contrary notwithstanding each party hereto hereby releases and waives all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party by subrogation (or otherwise may now or hereafter have against the other party or any of the other party's partners, directors, officers, employees or agents) for any loss or damage that may occur to the Building, Leased Premises, Tenant improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or any other cause except gross negligence or willful misconduct (but including negligence of the parties hereto or their partners, directors, officers, employees, or agents) that could have been insured against under the terms of (i) any standard fire and extended coverage insurance policies required under the terms of this Lease, or (ii) any other loss covered by insurance required to be maintained under the terms of this Lease; provided, however, that this waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver (i) is prohibited by the laws and insurance regulations of the State of Texas or
    (ii) would invalidate any insurance coverage of Landlord or Tenant. The waiver set forth in this Section 5.14(c) shall not apply to any deductibles on policies carried by Landlord nor to any coinsurance penalty which Landlord might sustain.

    (d) Except for any of the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to Section 5.14
    (c), Tenant hereby releases, indemnifies, defends and holds harmless Landlord and Landlord's partners, agents, directors, officers, employees, invitees and contractors, from all claims, losses, costs, damages or expenses (including, but not limited to, attorneys' fees) resulting or arising from any and all injuries or death of any person or damage to any property occurring during the Term caused or alleged to have been caused by any act, omission, or neglect of Tenant or Tenant's directors, officers, employees, agents, invitees or guests, or any parties contracting with Tenant relating to the Leased Premises.

    (e) Tenant and Landlord agree that each shall not be responsible or liable to the other, or to their agents, customers or invitees, for bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of any other tenant or such tenant's employees, agents, contractors, customers or invitees within the Building, or for any loss or damage to any property or persons occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other cause beyond the control of either party, or for any inconvenience or loss to either party in connection with any of the repair, maintenance, damage, destruction, restoration or replacement referred to in this Lease.

    5.15.  Venue; Governing Law.  This Lease shall be governed by the laws of
the State of Texas.   All monetary and other obligations of Landlord and
Tenant are performable exclusively in Addison, Dallas County, Texas.

    5.16. Notice. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, postage prepaid, if for Landlord to 4265 Kelllway Circle, Addison, Texas 75244 or if for Tenant, to the Premises. Such addresses may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail).

    5.17. Entire Agreement, Binding Effect, and Severability. This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

    5.18. Right of Reentry. Upon the expiration or termination of the Term for whatever cause, Landlord shall have the right to reenter immediately and reassume possession of the Leased Premises and remove Tenant's property therefrom, and Tenant expressly acknowledges such right.

    5.19. Number and Gender; Captions; References. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

    5.20.  Delinquent Payments; Handling Charge.   Any payments required of
Tenant hereunder, whether as Rent or otherwise, shall bear interest from the time due until paid at the maximum rate of interest permitted by law. Furthermore, should Tenant fail to pay timely any installment of Rent hereunder, Landlord shall have the option to charge Tenant, as additional Rent hereunder, a fee equal to Five Hundred Dollars ($500.00) to reimburse Landlord for its cost and inconvenience incurred in dealing with Tenant's delinquent payment. In no event, however, shall the charges imposed under this Section 5.20 and elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

    5.21. Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly have, hold, occupy, use and enjoy the Leased Premises during the Term subject to the provisions of this Lease ad applicable governmental laws, rules and regulations; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, by, through, or under Landlord, but not otherwise, subject only to the provisions of this Lease and all applicable governmental laws, rules and regulations.

    5.22. Signs. No signs, symbols or identifying marks shall be placed in or upon the Building, in the halls, elevators, staircases, entrances, or exterior of the Building, or upon the doors or walls of the Leased Premises
without prior written approval of Landlord.   Landlord agrees to provide and
install, at Tenant's cost, all letters or numerals on doors in the Leased Premises. All such letters and numerals shall be in the Building Standard graphics, and no others shall be used or permitted on the Leased Premises without written permission from Landlord


                                      ARTICLE VI
                                    RENEWAL OPTION

Subject to the conditions hereinafter set forth and provided this Lease is then in effect, Tenant shall have the right to renew the term of this Lease for one (1) renewal term of five (5) years (the "Renewal Term"), by delivering written notice (the "Renewal Notice") to Landlord of its exercise of such right at least one hundred eighty (180) days before the end of the Term. Subject to the terms of this Lease set forth below, the Renewal Term shall begin upon the expiration of the Term. All of the terms, provisions and covenants of this Lease shall apply to each Renewal Term except that Rent for the Renewal Term shall be the then prevailing market rent for similar buildings and space in the north Dallas office market, including prorata charges for common area maintenance taxes and insurance, but in no event less than the Annual Rent payable during the final year of the Term. Tenant shall have no right to exercise any option under this Section if any Event of Default exists at the time of electing a renewal option or at the time the Renewal Term would commence. If Tenant fails to give timely notice of Tenant's intention to renew this Lease, the Term of this Lease shall expire on the scheduled expiration date, and Tenant shall have no further option to renew this Lease. If Tenant does not exercise any such option in a timely manner, then Landlord shall have the right during the remainder of the Term of this Lease to advertise the availability of the Premises for sale or lease. In this Lease the phrases "term of this Lease," "term hereof," "Lease Term," and "Term" mean the Original Term and any Renewal Term that may become effective pursuant to this Section.

    EXECUTED in multiple counterparts, each of which shall have the force and effect of an original on the date first above written.

                             "LANDLORD"
                             RESIDENTIAL HEALTHCARE PROPERTIES, INC.


                             By:_____________________________________________

                             Name:___________________________________________

                             Title:__________________________________________

                             Address   4265 Kellway Circle
                                       Addison, TX 75244


                             "TENANT"
                             GREENBRIAR CORPORATION

                             By:_____________________________________________

                             Name:___________________________________________

                             Title:__________________________________________